Exhibit 16

August 22, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Madison Enterprises Group, Inc.

File No. 333-142666

We have read the statements made by Madison Enterprises Group, Inc. which we understand will be filed with the Commission pursuant to Item 4.01 of the Form 8-K,  as part of the Company’s Report on Form 8-K dated August 18, 2011.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

   /s/ Bernstein & Pinchuk, LLP
Bernstein & Pinchuk, LLP

August 22, 2011